[LETTERHEAD OF GREENBERG TRAURIG]

Exhibit 5.1

December      , 2001

Suntek Corporation
2501 West Grandview Road
Phoenix, Arizona 85023

Re:	Suntek Corporation Registration on Form S-4 (No. 333-72992)

Ladies and Gentlemen:

    We are acting as counsel for Suntek Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Company, all of which are authorized but heretofore unissued shares, issuable to (a) holders of common stock, par value $0.01 per share, of EFTC Corporation, a Colorado corporation ("EFTC"), and (b) holders of the outstanding membership units of Thayer-BLUM Funding II, L.L.C. ("TBF II"), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001 (the "Merger Agreement"), by and among the Company, EFTC, K*TEC Electronics Holding Corporation, a Delaware corporation ("K*TEC"), and TBF II. In this regard, we have participated in the preparation of a Registration Statement on Form S-4 relating to such shares of the Company's common stock. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act of 1933 is herein referred to as the "Registration Statement."

    With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

    In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

Suntek Corporation
December      , 2001

    Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of the Company's common stock registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Merger Agreement) will be duly authorized, validly issued, fully paid and non-assessable.

    Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Law of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ GREENBERG TRAURIG, LLP Greenberg Traurig, LLP